Exhibit 99.2

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Financial Position

(In thousands of United States dollars)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$11,706	$11,920
Trade receivables	13,823	11,292
Inventories	21,284	24,956
Amounts due from joint ventures	10,602	10,873
Other receivables	819	332
Prepaid expenses and deposits	1,623	889

Total current assets	59,857	60,262

Non-current assets
Property, plant and equipment	64,671	72,188
Operating lease right-of-use assets	3,914	—
Finance lease right-of-use-assets	136	176
Investment in joint ventures	35,805	6,341
Note receivable - joint ventures	5,608	—
Deferred tax asset	3,602	274
Other assets	1,718	2,207

Total assets	$175,311	$141,448

LIABILITIES
Current liabilities
Line of credit	$5,000	$2,000
Trade payables	9,389	14,601
Current maturities of long-term debt	3,439	3,414
Accrued liabilities	5,886	3,509
Operating lease liabilities - current	839	—
Finance lease liabilities - current	69	78

Total current liabilities	24,622	23,602

Non-current liabilities
Long-term debt	30,645	32,261
Deferred tax liability	4,472	—
Operating lease liabilities - current	3,140	—
Finance lease liabilities - current	66	102
Other liabilities	1,205	1,050

Total liabilities	64,150	57,015

SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 49,273,786 shares issued and outstanding at June 30, 2019 and 47,642,672 shares issued and outstanding at December 31, 2018.	76,435	60,872
Additional paid in capital	3,101	2,198
Accumulated other comprehensive loss	(482)	(562)
Retained earnings	32,107	21,925

Total shareholders’ equity	111,161	84,433

Total liabilities and shareholders’ equity	$175,311	$141,448

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales	$41,329	$42,039	$73,219	$71,529
Cost of sales	(44,299)	(41,150)	(75,514)	(67,052)

Gross margin	(2,970)	889	(2,295)	4,477
Selling, general and administrative expenses	(3,949)	(3,688)	(8,188)	(7,045)
Share-based compensation	(701)	(138)	(1,997)	(256)
Interest expense	(669)	(710)	(1,363)	(1,341)
Interest income	211	0	347	14
Foreign exchange gain	243	(21)	521	(14)
Other income	282	26	152	44
Gain on disposal of assets	—	—	13,564	—

(Loss) before taxes and earnings of unconsolidated entities	(7,553)	(3,642)	741	(4,121)
Recovery of (provision for) income taxes	3,284	847	(1,152)	1,022

Loss from consolidated entities after income taxes	(4,269)	(2,795)	(411)	(3,099)
Equity earnings (losses) from unconsolidated entities	7,985	(265)	10,593	(563)

Net income (loss)	$3,716	$(3,060)	$10,182	$(3,662)

Basic income(loss) per share	$0.08	$(0.07)	$0.21	$(0.09)

Diluted income (loss) per share	$0.07	$(0.07)	$0.20	$(0.09)

Weighted average number of common shares used in the computation of net income (loss) per share:
Basic	48,825	43,336	48,322	42,894

Diluted	50,712	43,336	50,159	42,894

Net income (loss)	$3,716	$(3,060)	$10,182	$(3,662)
Other comprehensive income (loss):
Foreign currency translation adjustment	36	(34)	80	(89)

Comprehensive income (loss)	$3,752	$(3,094)	$10,262	$(3,751)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity

(In thousands of United States dollars, except for shares outstanding)

(Unaudited)

	Three Months Ended June 30, 2019
	Number of			Accumulated Other		Total
	Common	Common	Additional paid	Comprehensive	Retained	Shareholders’
	Shares	Stock	in capital	(Loss) Income	Earnings	Equity
Balance at April 1, 2019	47,812,003	$61,832	$2,568	$(518)	$28,391	$92,273
Shares issued on exercise of stock options	36,783	61	(20)	—	—	41
Share-based compensation	125,000	—	701	—	—	701
Shares issued on exercise of warrants	300,000	614	(148)			466
Shares issued pursuant to public offering of common shares, net of issuance costs	1,000,000	13,928				13,928
Cumulative translation adjustment	—	—	—	36	—	36
Net income	—	—	—	—	3,716	3,716

Balance at June 30, 2019	49,273,786	$76,435	$3,101	$(482)	$32,107	$111,161

	Three Months Ended June 30, 2018
	Number of			Accumulated Other		Total
	Common	Common	Additional paid	Comprehensive	Retained	Shareholders’
	Shares	Stock	in capital	(Loss) Income	Earnings	Equity
Balance at April 1, 2018	42,447,613	$36,284	$1,844	$(446)	$28,837	$66,519
Shares issued on exercise of stock options	137,732	94	—	—	—	94
Shares issued pursuant to private placement of common shares, net of issuance costs	1,886,793	7,755				7,755
Share-based compensation	—	—	138	—	—	138
Cumulative translation adjustment	—	—	—	(34)	—	(34)
Net loss	—	—	—	—	(3,060)	(3,060)

Balance at June 30, 2018	44,472,138	$44,133	$1,982	$(480)	$25,777	$71,412

	Six Months Ended June 30, 2019
	Number of			Accumulated Other		Total
	Common	Common	Additional paid	Comprehensive	Retained	Shareholders’
	Shares	Stock	in capital	(Loss) Income	Earnings	Equity
Balance at January 1, 2019	47,642,672	$60,872	$2,198	$(562)	$21,925	$84,433
Shares issued on exercise of stock options	52,782	113	(38)	—	—	75
Share-based compensation	278,332	908	1,089	—	—	1,997
Shares issued on exercise of warrants	300,000	614	(148)			466
Shares issued pursuant to public offering of common shares, net of issuance costs	1,000,000	13,928				13,928
Cumulative translation adjustment	—	—	—	80	—	80
Net income	—	—	—	—	10,182	10,182

Balance at June 30, 2019	49,273,786	$76,435	$3,101	$(482)	$32,107	$111,161

	Six Months Ended June 30, 2018
	Number of			Accumulated Other		Total
	Common	Common	Additional paid	Comprehensive	Retained	Shareholders’
	Shares	Stock	in capital	(Loss) Income	Earnings	Equity
Balance at January 1, 2018	42,242,612	$36,115	$1,726	$(391)	$29,439	$66,889
Shares issued on exercise of stock options	342,733	263	—	—	—	263
Shares issued pursuant to private placement of common shares, net of issuance costs	1,886,793	7,755
Share-based compensation	—	—	256	—	—	256
Cumulative translation adjustment	—	—	—	(89)	—	(89)
Net loss	—	—	—	—	(3,662)	(3,662)

Balance at June 30, 2018	44,472,138	$44,133	$1,982	$(480)	$25,777	$71,412

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows used in operating activities	$10,182	$(3,662)
Net income (loss)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,766	3,523
Amortization of deferred charges	38	38
Share of (income) loss from joint ventures	(10,593)	563
Interest expense	1,363	1,303
Interest income	(347)	(14)
Gain on disposal of assets	(13,564)	—
Share-based compensation	1,997	256
Lease payments	(517)	—
Deferred income taxes	1,144	(1,261)
Interest paid on long-term debt	(1,063)	(1,289)
Changes in non-cash working capital items	(1,843)	(6,237)

Net cash used in operating activities	(9,437)	(6,780)

Cash flows used in investing activities:
Purchases of property, plant and equipment, net of rebate	(730)	(1,440)
Note receivables to joint ventures	(5,806)	—
Proceeds from sale of asset	60	—
Investment in joint ventures	(13)	—

Net cash used in investing activities	(6,489)	(1,440)

Cash flows from financing activities:
Proceeds from borrowings	3,000	7,000
Repayments on borrowings	(1,709)	(917)
Proceeds from issuance of common stock pursuant to public offering, net	13,928	7,755
Proceeds from exercise of stock options	75	263
Payments on capital lease obligations	(48)	(34)
Proceeds from exercise of warrants	466	—

Net cash provided by financing activities	15,712	14,067

Effect of exchange rate changes on cash and cash equivalents	—	(5)

Net decrease in cash and cash equivalents	(214)	5,842
Cash and cash equivalents, beginning of period	11,920	7,091

Cash and cash equivalents, end of period	$11,706	$12,933

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

1	NATURE OF OPERATIONS

Village Farms International, Inc. (“VFF” the parent company, together with its subsidiaries, the “Company”) is incorporated under the Canada Business Corporation Act. VFF’s principal operating subsidiaries as of June 30, 2019 are Village Farms Canada Limited Partnership (“VFCLP”), Village Farms, L.P. (“VFLP”), and VF Clean Energy, Inc. (“VFCE”). The address of the registered office of VFF is 4700 80th Street, Delta, British Columbia, Canada, V4K 3N3. VFF owns a 65% equity interest in Village Fields Hemp USA LLC (“VF Hemp”), a 60% equity interest in Arkansas Valley Green and Gold Hemp (“AVGG Hemp) and a 50% equity interest in Pure Sunfarms Corp. (“Pure Sunfarms”), all of which are recorded as Investments in Joint Ventures (note 7).

The Company’s shares are listed on the Toronto Stock Exchange under the symbol VFF and are also listed in the United States on the Nasdaq Capital Market (“Nasdaq”) under the symbol VFF.

The Company owns and operates sophisticated, highly intensive agricultural greenhouse facilities in British Columbia and Texas, where it produces, markets and sells premium-quality tomatoes, bell peppers, and cucumbers. The Company, through its subsidiary VFCE, owns and operates a 7.0 MW power plant that generates electricity. The Company’s joint venture, Pure Sunfarms, is a licensed producer and supplier of cannabis products to be sold to other licensed providers and provincial governments across Canada and internationally. The Company’s joint ventures, VF Hemp and AVGG Hemp, are cultivators and extractors of high cannabidiol (“CBD”) hemp in multiple states throughout the United States.

2	BASIS OF PRESENTATION

The accompanying unaudited Condensed Consolidated Financial Statements for the quarter and six months ended June 30, 2019 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (“IFRS”) as permitted by securities regulators in Canada, as well as in the United States under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (“SEC”). At the end of the second quarter of 2019, the Company determined that it no longer qualified as a Foreign Private Issuer under the SEC rules. As a result, beginning January 1, 2020 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to US GAAP was made retrospectively for all periods from the Company’s inception.

These interim consolidated financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments of a normal recurring nature considered necessary for fair presentation have been included. Operating results for the three and six months ended June 30, 2019 are subject to seasonal variations and are not necessarily indicative of the results that may be expected for the year ended December 31, 2019. For further information, refer to the Consolidated Financial Statements and notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and 2018.

Other than as described below, there were no changes to our significant accounting policies described in our annual financial statements that had a material impact on our financial statements and related notes.

3	NEW ACCOUNTING PRONOUNCEMENTS ADOPTED

Prior to the adoption of ASU 2016-02, Leases, for leases where the Company assumed substantially all the risks and rewards of ownership were classified as finance leases. Upon initial recognition, the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset was accounted for in accordance with the accounting policy applicable to that asset. Other leases are operating leases and rent expenses were recognized in the Company’s consolidated statements of (loss) income.

In February 2016, the FASB issued ASU 2016-02, Leases, and has subsequently issued several supplemental and/or clarifying ASU’s (collectively, “Topic 842”), which requires a dual approach for lease accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases may result in the lessee recognizing a right of use asset and a corresponding lease liability. For finance leases, the lessee would recognize interest expense and amortization of the right-of-use asset, and for operating leases, the lessee would recognize lease expense on a straight-line basis.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

On January 1, 2019, the Company adopted Topic 842, using the modified retrospective method and did not restate prior periods. The Company’s classes of assets include land leases, building leases and equipment leases.

On adoption, the Company recognized lease liabilities in relation to leases which had previously been classified as ‘operating leases’ under the principles of Topic 842. These lease liabilities were measured at the present value of the remaining lease payments, discounted using the borrowing rate of the Company. The weighted average incremental borrowing rate applied to the lease liabilities on January 1, 2019 was 6.25%. These leases are included in right-of-use assets, short-term lease liabilities and long-term lease liabilities in the condensed consolidated statements of financial position. Right-of-use assets are amortized on a straight-line basis over the lease term.

For leases previously classified as finance leases the entity recognized the carrying amount of the lease asset and lease liability immediately before transition as the carrying amount of the right of use asset and the lease liability at the date of initial application.

Additionally, the Company has elected the short-term lease exception for all classes of assets, and does not apply the recognition requirements for leases of 12 months or less, and recognizes lease payments for short-term leases as expense either straight-line over the lease term or as incurred depending on whether the lease payments are fixed or variable.

These elections are applied consistently for all leases.

2019
Operating lease commitments disclosed as of December 31, 2018	$5,064
Less: short-term leases recognized on a straight-line basis as expense	(210)

4,854
Discounted using the lessee’s incremental borrowing rate of 6.25% at the date of initial application	4,269
Add: additional leases identified on adoption of Topic 842	88
Add: finance lease liabilities recognized as of December 31, 2018	180

Lease liability recognized as of January 1, 2019	$4,537
Of which are:
Current lease liabilities	871
Non-current lease liabilities	3,666

$4,537

The recognized right-of-use assets relate to the following types of assets:

	December 31, 2018	January 1, 2019
Land	$—	$140
Building	—	4,017
Equipment	176	380

Total right-of-use assets	$176	$4,537

4	NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” ASU 2019-12 simplifies the accounting for income taxes by removing exceptions within the general principles of Topic 740 regarding the calculation of deferred tax liabilities, the incremental approach for intraperiod tax allocation, and calculating income taxes in an interim period. In addition, the ASU adds clarifications to the accounting for franchise tax (or similar tax). which is partially based on income, evaluating tax basis of goodwill recognized from a business combination, and reflecting the effect of any enacted changes in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The ASU is effective for fiscal years beginning after December 15, 2020, and will be applied either retrospectively or prospectively based upon the applicable amendments. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820) - Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 removes the disclosure requirement for the amount and reasons for transfers between Level 1 and Level 2 fair value measurements as well as the process for Level 3 fair value measurements. In addition, the ASU adds the disclosure requirements for changes in unrealized gains and losses included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of the reporting period as well as the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years and will be applied on a retrospective basis to all periods presented. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses.” The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, and requires the modified retrospective approach. Early adoption is permitted. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions, and historical credit loss activity, the adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

5	INVENTORIES

	June 30, 2019	December 31, 2018
Crop inventory	$20,758	$24,249
Purchased produce inventory	457	643
Spare parts inventory	69	64

	$21,284	$24,956

6	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	June 30, 2019	December 31, 2018
Land	$3,204	$3,932
Leasehold and land improvements	3,820	3,819
Buildings	72,457	77,003
Machinery and equipment	61,574	65,664
Construction in progress	737	552
Less: Accumulated depreciation	(77,121)	(78,782)

Plant, property and equipment, net	$64,671	$72,188

Depreciation expense on property, plant and equipment, was $1,560 and $3,227, respectively, for the three and six months ended June 30, 2019 and $1,722 and $3,523, respectively, for the three and six months ended June 30, 2018. On March 31, 2019, Pure Sunfarms exercised its option to acquire the Delta 2 assets and operations (note 8).

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

7	LEASES

The components of lease related expenses are as follows:

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Operating lease expense (a)	$590	$1,174

Finance lease expense:
Amortization of right-of-use assets	$20	$40
Interest on lease liabilities	2	5

Total finance lease expense	$22	$45

(a)	Includes short-term lease costs of $317 and $628 for the three and six months ended June 30, 2019, respectively.

Cash paid for amounts included in the measurement of lease liabilities:

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Operating cash flows from operating leases	$259	$513
Operating cash flows from finance leases	$2	$4
Financing cash flows from finance leases	$21	$48

June 30, 2019
Weighted average remaining lease term:
Operating leases	4.6
Finance leases	2.2

Weighted average discount rate:
Operating leases	6.25%
Finance leases	6.25%

Maturities of lease liabilities are as follows:

	Operating leases	Finance leases
Remainder of 2019	$530	42
2020	1,073	65
2021	1,090	30
2022	869	9
2023	641	—
Thereafter	389	—

Undiscounted lease cash flow commitments	4,592
Reconciling impact from discounting	(613)	(11)

Lease liabilities as of June 30, 2019	$3,979	135

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The following table presents the Company’s unadjusted lease commitments as of December 31, 2018 as a required disclosure for companies adopting the lease standard prospectively without revising comparative period information.

	Operating leases	Finance leases
2019	$1,253	$78
2020	1,039	62
2021	1,052	30
2022	841	10
2023	618	—
Thereafter	261	—

	$5,064	$180

8	INVESTMENT IN JOINT VENTURES

Pure Sunfarms Corp.

On June 6, 2017, the Company entered into an agreement to form Pure Sunfarms, a B.C. corporation, with Emerald Health Therapeutics Inc. (“Emerald”). The purpose of Pure Sunfarms is to produce, market and distribute cannabis in Canada.

The Company accounts for its investment in Pure Sunfarms, in accordance with Accounting Standards Codification (ASC) 323, Equity Method and Joint Ventures (“ASC 323”), using the equity method. The Company has determined that Pure Sunfarms is a variable interest entity (“VIE”), however the Company does not consolidate Pure Sunfarms because the Company is not the primary beneficiary. Although the Company is able to exercise significant influence over the operating and financial policies of Pure Sunfarms through its 50.0% ownership interest and joint power arrangement with Emerald, the Company shares joint control of the Board of Directors and therefore is not the primary beneficiary. The Company’s maximum exposure to loss as a result of its involvement with Pure Sunfarms as of June 30, 2019 relates primarily to the recovery of the outstanding loan to Pure Sunfarms.

The Company is required to apply the hypothetical liquidation at book value (“HLBV”) method to determine its allocation of the profits and loss in Pure Sunfarms. When determining its allocation of profits and losses, the HLBV method only considers shares that have been fully paid for. Therefore, due to the monthly escrow payments being made by Emerald in accordance with the Delta 2 Option Agreement, the ownership will change each month escrow payment(s) are made. Effective for the quarter and six-month periods ended June 30, 2019, the Company under the hypothetical liquidation method received 62.3% and 61.7%, respectively for each period.

On July 5, 2018, the Company and Emerald Health Therapeutics Canada Inc. (a subsidiary of Emerald) (together, the “Shareholders”) entered into a Shareholder Loan Agreement (the “Loan Agreement”) with Pure Sunfarms, whereby, as of June 30, 2019, the Shareholders had each contributed $10,602 (CA$13,000) in the form of a demand loan to Pure Sunfarms. Effective January 1, 2019, the loan amounts bear simple interest at the rate of 6.2% per annum, calculated semi-annually. Interest will accrue and be payable upon demand being made by both Shareholders.

On March 31, 2019, Pure Sunfarms exercised its option to utilize the Delta 2 assets and operations. The contribution of the assets has been accounted for as a disposal of the land, greenhouse facility and other assets in exchange for 25,000,000 common shares of Pure Sunfarms. This was a non-cash transaction, and it was estimated that the fair value of the land, building and other assets was $18.7 million (CA$25 million) at the date of contribution. The Company recognized a gain of $13.6 million on the contribution of the fixed assets. As of June 30, 2019, and December 31, 2018, the total investment in Pure Sunfarms of US$35.8 million and US$6.3 million, respectively, was recorded in the consolidated statements of financial position. Following the adoption of ASC 606, the Company measures nonmonetary equity contributions at fair value, which provides for recognizing a gain or loss upon the de-recognition of the nonmonetary assets. This is contrary to the non-monetary contribution of Delta 3 whereby a gain could not be recognized, and the investment was recognized at net book value, as at the time ASC 606 was not applicable.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The Company’s share of the joint venture consists of the following:

Balance, January 1, 2018	$6,511
Share of net loss for the year	(171)

Balance, December 31, 2018	$6,341

Balance, January 1, 2019	$6,341
Investments in joint venture	18,717
Share of net income for the period	10,747

Balance, June 30, 2019	$35,805

Summarized financial information of Pure Sunfarms:

	June 30, 2019	December 31, 2018
Current assets
Cash and cash equivalents (including restricted cash)	$14,249	$1,731
Trade receivables	11,812	962
Inventory	9,653	5,101
Other current assets	449	730
Non-current assets	83,230	49,074
Current liabilities
Trade payables	(1,981)	(6,862)
Borrowings due to joint venture partners	(22,576)	(21,686)
Other current liabilities	(8,077)	(380)
Non-current liabilities
Borrowings – long term	(13,754)	—

Net assets	$73,005	$28,670

Summarized financial information of Pure Sunfarms:

	June 30, 2019	December 31, 2018
Reconciliation of net assets:
Accumulated retained earnings	$16,688	$(734)
Contributions from joint venture partners	55,762	31,008
Currency translation adjustment	555	(1,604)

Net assets	$73,005	$28,670

Summarized financial information of Pure Sunfarms:

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$24,244	$—	$35,045	$—
Cost of sales*	(3,956)	—	(7,774)	—

Gross Margin	20,288	—	27,271	—
Selling, general and administrative expenses	(1,786)	(589)	(2,785)	(1,025)

Income (loss) from operations	18,502	(589)	24,486	(1,025)
Interest expense, net	(293)	1	(293)	1
Foreign exchange gain	(25)	60	14	21
Other income, net	4	—	13	—

Income (loss) before taxes	18,188	(528)	24,220	(1,003)
(Provision for) recovery of income taxes	(5,169)	—	(6,798)	—

Net Income (loss)	$13,019	$(528)	$17,422	$(1,003)

*

Included in cost of sales for the three and six months ended June 30, 2019 is US$387 and USD$845, respectively, of depreciation expense. There was no depreciation included in cost of sales for the three and six months ended June 30, 2018.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

Village Fields Hemp USA LLC

On February 27, 2019, the Company entered into a joint venture with Nature Crisp, LLC (“Nature Crisp”) to form VF Hemp for the objective of outdoor cultivation of high percentage cannabidiol (“CBD”) hemp and CBD extraction in multiple states throughout the United States. VF Hemp is 65% owned by the Company and 35% owned by Nature Crisp. Under the terms of the VF Hemp Joint Venture Agreement, the Company will lend approximately US$15 million to VF Hemp for start-up costs and working capital.

The Company accounts for its investment in VF Hemp, in accordance with ASC 323, using the equity method because the Company is able to exercise significant influence over the operating and financial policies of VF Hemp through its 65% ownership interest and joint power arrangement with Nature Crisp.

On March 25, 2019, the Company entered into a Grid Loan Agreement (the “Grid Loan”) with VF Hemp, whereby, as of June 30, 2019, the Company had advanced $5,066 in the form of a grid loan to VF Hemp. The Grid Loan has a maturity date of March 25, 2022, and will bear simple interest at the rate of 8% per annum, calculated monthly (note 10).

The Company’s share of the joint venture consists of the following:

Balance, beginning of the period	$—
Investments in joint venture	7
Share of net loss	(133)
Share of losses applied against joint venture note receivable	126

Balance, June 30, 2019	$—

Summarized financial information of VF Hemp:

Current assets
Cash and cash equivalents	$73
Inventory	2,486
Prepaid expenses	1,439
Non-current assets	2,805
Current liabilities	(1,805)
Non-current liabilities	(5,193)

Net assets	$(195)

Reconciliation of net assets:
Net loss for the six months ended June 30, 2019	$(205)
Contributions from joint venture partners	10

Net assets	$(195)

Arkansas Valley Green and Gold Hemp

On May 21, 2019, the Company entered into a joint venture with Arkansas Valley Hemp, LLC (“AV Hemp”) for the objective of outdoor cultivation of high percentage cannabidiol (CBD) hemp and CBD extraction in Colorado. The joint venture, AVGG Hemp, is 60% owned by the Company, 35% owned by AV Hemp, and 5% owned by VF Hemp.

Under the terms of the AVGG Hemp Joint Venture Agreement, the Company will lend approximately US$5 million to AVGG Hemp for start-up costs and working capital. The loans bear simple interest at the rate of 8% per annum, calculated monthly (note 10). To the extent cash is available from positive cash flow, the AVGG Hemp has agreed to repay the Company with respect to any such loans, in the range of $2 million to $5 million in the initial two years following the formation of AVGG Hemp. As of June 30, 2019, the Company had loaned AVGG Hemp approximately $542.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The Company accounts for its investment in AVGG Hemp, in accordance with ASC 323, using the equity method because the Company is able to exercise significant influence over the operating and financial policies of AVGG Hemp through its 60% ownership interest and joint power arrangement with AV Hemp.

The Company’s share of the joint venture consists of the following:

Balance, beginning of the period	$—
Investments in joint venture	6
Share of net loss	(16)
Losses applied against joint venture note receivable	10

Balance, June 30, 2019	$—

Summarized financial information of AVGG Hemp:

Current assets
Cash and cash equivalents	$10
Inventory	533
Other current assets	—
Current liabilities	(17)
Non-current liabilities	(560)

Net assets	$(34)

Reconciliation of net assets:
Net loss for the six months ended June 30, 2019	$(44)
Contributions from joint venture partners	10

Net assets	$(34)

Summarized joint ventures’ information:

	Investment in joint ventures as of June 30, 2019	Investment in joint ventures as of December 31, 2018
Pure Sunfarms	$35,805	$6,341
VF Hemp	—	—
AVGG Hemp	—	—

Total	$35,805	$6,341

	Equity earnings (losses) from unconsolidated entities
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Pure Sunfarms	$8,105	$(265)	$10,747	$(563)
VF Hemp	(104)	—	(133)	—
AVGG Hemp	(16)	—	(21)	—

Total	$7,985	$(265)	$10,593	$(563)

9	DEBT

The Company has a Term Loan financing agreement with a Canadian creditor (“FCC Loan”). The non-revolving variable rate term loan has a maturity date of May 1, 2021 and a balance of $32,845 as of June 30, 2019. The outstanding balance is repayable by way of monthly installments of principal and interest based on an amortization period of 15 years, with the balance and any accrued interest to be paid in full on May 1, 2021. As of June 30, 2019, and December 31, 2018, borrowings under the FCC Loan agreement were subject to an interest rate of 7.076% and 7.082%, respectively, which is determined based on the Company’s Debt to EBITDA ratio and the applicable LIBOR rate.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The Company’s subsidiary VFCE has a loan agreement with a Canadian Chartered Bank that includes a non-revolving fixed rate loan of CA$3.0 million with a maturity date of June 2023 and fixed interest rate of 4.98%. As of June 30, 2019, and December 31, 2018, the balance was US$1,219 and US$1,279, respectively. The loan agreement also includes an uncommitted, non-revolving credit facility for up to CA$300 to cover Letters of Guarantee issued by the bank on behalf of the Company, with a maximum term of 365 days, renewable annually. The loan agreement also includes an uncommitted credit facility for up to CA$700 to support financing of certain capital expenditures. The Company received an initial advance of CA$250 in October 2017. Each advance is to be repaid on a five-year, straight-line amortization of principal, repaid in monthly installments of principal plus interest at an interest rate of CA$ prime rate plus 200 basis points. As of June 30, 2019, and December 31, 2018, the balance was US$127 and US$138, respectively.

The Company has a line of credit agreement with a Canadian Chartered Bank (“Operating Loan”). The revolving Operating Loan has a line of credit up to CA$13,000 and variable interest rates with a maturity date on May 31, 2021 and is subject to margin requirements stipulated by the bank. As of June 30, 2019, and December 31, 2018, US$5,000 and US$2,000, respectively, was drawn on this facility, which is available to a maximum of CA$13,000, less outstanding letters of credit totaling US$150 and CA$38.

The Company’s borrowings (“Credit Facilities”) are subject to certain positive and negative covenants. As of June 30, 2019 the Company was in compliance with all covenants on its Credit Facilities.

Accrued interest payable on the credit facilities and loans as of June 30, 2019 and December 31, 2018 was $177 and $184, respectively, and these amounts are included in accrued liabilities in the interim statement of financial position.

As collateral for the FCC Loan, the Company has provided promissory notes, a first mortgage on the VFF-owned greenhouse properties (excluding the Delta 3 and Delta 2 greenhouse facilities), and general security agreements over its assets. In addition, the Company has provided full recourse guarantees and has granted security therein. The carrying value of the assets and securities pledged as collateral as of June 30, 2019 and December 31, 2018 was $140,204 and $105,200, respectively.

As collateral for the Operating Loan, the Company has provided promissory notes and a first priority security interest over its accounts receivable and inventory. In addition, the Company has granted full recourse guarantees and security therein. The carrying value of the assets pledged as collateral as of June 30, 2019 and December 31, 2018 was $35,107 and $36,248, respectively.

The aggregate annual principal maturities of long-term debt for the next five years and thereafter are as follows:

Remainder of 2019	$1,718
2020	3,426
2021	28,567
2022	344
2023	175
Thereafter	—

$34,230

10	FINANCIAL INSTRUMENTS

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The Company records accounts receivable, accounts payable, accrued liabilities and debt at cost. The carrying values of these instruments approximate their fair value due to their short-term maturities.

11	RELATED PARTY TRANSACTIONS AND BALANCES

On February 13, 2019, the Company announced that Pure Sunfarms had entered into a credit agreement with Bank of Montreal, as agent and lead lender, and Farm Credit Canada, as lender, in respect of a CA$20 million secured non-revolver term loan (the “Credit Facility”). The Credit Facility, which matures on February 7, 2022, is secured by the Delta 3 facility, and contains customary financial and restrictive covenants. The Company is not a party to the Credit Facility but has provided a limited guarantee in the amount of CA$10 million in connection with the Credit Facility.

As of June 30, 2019 and December 31, 2018, the Company had amounts due from its joint venture, Pure Sunfarms, totaling $168 and $1,079, respectively, primarily for consulting services and the reimbursement of expenses which occurred in the year. These amounts are non-interest bearing and due on demand. On July 5, 2018, the Shareholders entered into a Loan Agreement with Pure Sunfarms, whereby, as of June 30, 2019, the Shareholders had each contributed CA$13,000 (US$10,602) in the form of a demand loan to Pure Sunfarms. Effective January 1, 2019, the loan amounts bear simple interest at the rate of 6.2% per annum, calculated semi-annually. Interest is accrued and payable on demand being made by either Shareholder. Prior to January 1, 2019, the loan amount bore interest at the rate of 8.0%. These amounts are included in amounts due from joint venture in the interim statements of financial position.

On March 25, 2019, the Company entered into a Grid Loan Agreement (the “Grid Loan”) with VF Hemp, whereby, as of June 30, 2019, the Company had contributed $5,066 in the form of a grid loan to VF Hemp. The Grid Loan has a maturity date of March 25, 2022, and will bear simple interest at the rate of 8% per annum, calculated monthly.

Under the terms of the AVGG Hemp Joint Venture Agreement, the Company will lend approximately US$5 million to AVGG Hemp for start-up costs and working capital. The loans will bear simple interest at the rate of 8% per annum, calculated monthly. As of June 30, 2019, the Company had loaned AVGG Hemp approximately $542.

Amounts due from the joint ventures, including interest, as of June 30, 2019 and December 31, 2018 and included in the statements financial position:

	June 30, 2019	December 31, 2018
Pure Sunfarms	$10,602	$10,873
VF Hemp	5,066	—
AVGG Hemp	542	—

Total	$16,210	$10,873

One of the Company’s employees is related to a member of the Company’s executive management team and received approximately $56 and $58 in salary and benefits during the six months ended June 30, 2019 and 2018, respectively.

Included in other assets as at December 31, 2018 is a $64 promissory note that represents the unpaid amount the Company advanced to an employee in connection with a relocation at the request of the Company. The promissory note was paid in full June 10, 2019.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

12	INCOME TAXES

Income tax expense is recognized based on management’s best estimate of the weighted average annual income tax rate expected for the full financial year. The estimated average annual rate used for the six months ended June 30, 2019 was 24%, and 25% for the six months ended June 30, 2018.

13	SEGMENT AND GEOGRAPHIC INFORMATION

Segment reporting is prepared on the same basis that the Company’s Chief Executive Officer, who is the Company’s Chief Operating Decision Maker, manages the business, makes operating decisions and assesses performance. Management has determined that the Company operates in three segments. The Company’s three segments include the Produce business, the Energy business and the Company’s cannabis and hemp segment. The Produce business produces, markets, and sells the product group which consists of premium quality tomatoes, bell peppers and cucumbers. The Energy business produces power that it sells per a long-term contract to its one customer. For segment information regarding the Company’s cannabis and hemp segment refer to Note 7 – Investments – Equity Method and Joint Ventures.

The Company’s primary operations are in the United States and Canada. Segment information for the three and six months ended June 30, 2019 and 2018:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Sales
Produce – U.S.	$33,661	$32,892	$61,860	$60,318
Produce – Canada	7,423	8,693	10,802	10,232
Energy – Canada	245	454	557	979

	$41,329	$42,039	$73,219	$71,529

Interest expense
Produce – U.S.	$32	$9	$65	$19
Produce – Canada	618	678	1,261	1,275
Energy – Canada	19	23	37	47

	$669	$710	$1,363	$1,341

Interest income
Corporate	$211	$—	$347	$14

	$211	$—	$347	$14

Depreciation
Produce – U.S.	$1,005	$1,139	$2,025	$2,333
Produce – Canada	328	388	747	778
Energy – Canada	227	195	455	412

	$1,560	$1,722	$3,227	$3,523

Gross margin
Produce – U.S.	$(5,441)	$(2,388)	$(4,736)	$1,254
Produce – Canada	2,678	3,251	2,738	3,123
Energy – Canada	(207)	26	(297)	100

	$(2,970)	$889	$(2,295)	$4,477

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

Total assets	June 30, 2019	December 31, 2018
United States	$86,418	$79,126
Canada	85,446	58,690
Energy - Canada	3,447	3,632

	$175,311	$141,448

Property, plant and equipment	June 30, 2019	December 31, 2018
United States	$41,585	$42,886
Canada	19,952	25,933
Energy – Canada	3,134	3,369

	$64,671	$72,188

14	INCOME (LOSS) PER SHARE

Basic and diluted net income per ordinary share is calculated as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Numerator:

Net income (loss)	$3,716	$(3,060)	$10,182	$(3,662)

Denominator:
Weighted average number of common shares - Basic	48,825	43,336	48,322	42,894
Effect of dilutive securities- share-based employee options and awards	1,887	—	1,837	—

Weighted average number of common shares - Diluted	50,712	43,336	50,159	42,894

Antidilutive options and awards	2,612	2,197	310	2,197
Net income (loss) per ordinary share:
Basic	$0.08	$(0.07)	$0.21	$(0.09)

Diluted	$0.07	$(0.07)	$0.20	$(0.09)

15	SHARE-BASED COMPENSATION PLAN

Share-based compensation expense for the three and six months ended June 30, 2019 was $701 and $1,997, respectively. Share-based compensation expense for the three and six months ended June 30, 2018 was $138 and $256, respectively.

Stock option activity for the six months ended June 30, 2019 is as follows:

	Number of Options	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	2,164,999	CA$	2.10	5.69	$5,553
Granted	510,000	CA$	16.32	9.94	$—
Exercised	(52,782)	CA$	1.41	6.19	$789
Forfeited	(10,001)	CA$	2.20	—	$128

Outstanding at June 30, 2019	2,612,216	CA$	4.88	6.04	$27,436

Exercisable at June 30, 2019	1,815,218	CA$	1.60	4.61	$24,321

During the six months ended June 30, 2019, 355,000 performance-based shares were granted to employees and directors involved with future developments of the Company. Once a performance target is met and the share units are deemed earned and vested, compensation expense based on the fair value of the share units on the grant date is recorded in selling, general and administrative expenses in the interim statements of income.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

Performance-based share activity for the six months ended June 30, 2019 was as follows:

	Number of Performance-based Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2018	1,056,666	CA$	5.56
Earned but unissued at December 31, 2018	175,333	CA$	5.08
Issued	355,000	CA$	14.94
Exercised	(278,333)	CA$	5.72
Forfeited/expired	(5,000)	CA$	5.79

Outstanding at June 30, 2019	1,128,333	CA$	9.20

Exercisable at June 30, 2019	94,333	CA$	6.09

16	COMMITMENT AND CONTINGENCIES

In the normal course of business, the Company and its subsidiaries may become defendants in certain employment claims and other litigation. The Company records a liability when it is probable that a loss has been incurred and the amount is reasonably estimable. The Company is not involved in any legal proceedings other than routine litigation arising in the normal course of business, none of which the Company believes will have a material adverse effect on the Company’s business, financial condition or results of operations.